STORAGE
NATIONAL STORAGE
AFFILIATES
STORE MORE!
SELF STORAGE
8580
SELF STORAGE

Earnings Release and Supplemental Financial Information
Third Quarter 2015

Table of Contents

Page

1	Earnings Release

8	Consolidated Statements of Operations

9	Consolidated Balance Sheets

10	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Occupancy By State

16	Schedule 6 - Same Store Performance Summary

18	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

19	Schedule 8 - Selected Financial Information

20	Glossary

November 9, 2015

National Storage Affiliates Trust Reports Third Quarter 2015 Results
- Core FFO Increased 14% to $0.24 per Share -
- Same Store NOI Increased 13.6% Year-Over-Year -
- Acquired 15 Self Storage Properties -
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA), today reported the Company’s third quarter 2015 results.
Third Quarter 2015 Highlights

•
Core funds from operations ("Core FFO") was $11.3 million, or $0.24 per share for the third quarter of 2015, an increase of 14% per share compared to Core FFO of $3.2 million, or $0.21 per share, for the third quarter of 2014.

•	Net operating income ("NOI") was $23.7 million for the third quarter of 2015, an increase of 80.0% compared to NOI of $13.2 million for the third quarter of 2014.

•	Same store NOI was $10.0 million for the third quarter of 2015, an increase of 13.6% compared to same store NOI of $8.8 million for the third quarter of 2014.

•	Same store revenue was $15.3 million for the third quarter of 2015, an increase of 10.0% compared to same store revenue of $13.9 million for the third quarter of 2014.

•	Acquired 15 self storage properties during the third quarter of 2015 for approximately $106 million.
Year-To-Date 2015 Highlights

•	Year-to-date 2015 Core FFO was $24.2 million, or $0.68 per share, an increase of 31% per share compared to Core FFO of $6.2 million, or $0.52 per share, for the nine months ended September 30, 2014.

•	Year-to-date 2015 NOI was $63.0 million, an increase of 99.3% compared to year-to-date NOI of $31.6 million for the nine months ended September 30, 2014.

•	Year-to-date 2015 same store NOI was $28.5 million, an increase of 11.7% compared to year-to-date same store NOI of $25.5 million for the nine months ended September 30, 2014.

•	Since October 1, 2015, the Company has acquired 15 additional properties valued at approximately $68 million.

Arlen Nordhagen, Chief Executive Officer, commented, “We are pleased to report a solid quarter of results. The ongoing implementation of our best practices programs by our Participating Regional Operators is producing outcomes that continue to exceed our expectations - both in same store results and in the pace of our acquisitions. Core FFO per share and same store NOI increased over the second quarter as well as year over year. On the investment front, our portfolio increased to 261 properties as of September 30, 2015, with the acquisition of 15 properties during the quarter with an estimated value of $106 million, and subsequently increased to 276 properties following the acquisition of an additional 15 properties during October with an estimated value of $68 million. Our team continues to perform well in all areas of operations."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$2,109	$(5,025)	$(569)	$(13,986)
Funds From Operations ("FFO")	8,459	(446)	19,057	(4,351)
Add back acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	2,874	3,631	5,164	10,599
Core FFO	$11,333	$3,185	$24,221	$6,248

FFO per share and unit	$0.18	$(0.03)	$0.53	$(0.36)
Core FFO per share and unit	$0.24	$0.21	$0.68	$0.52

FFO was $8.5 million, or $0.18 per share, for the third quarter of 2015, compared to a FFO net loss of $0.4 million, or $0.03 per share, for the third quarter of 2014. Core FFO was $11.3 million, or $0.24 per share for the third quarter of 2015, an increase of 14% per share compared to Core FFO of $3.2 million, or $0.21 per share, for the third quarter of 2014. The increases in FFO and Core FFO were primarily the result of an additional $5.6 million of NOI from the acquisition of 57 self storage properties acquired between October 1, 2014 and September 30, 2015, and reductions in interest expense and organizational and offering expenses, partially offset by general and administrative expenses.
Net income attributable to the Company was $2.1 million for the third quarter of 2015, compared to a net loss of $5.0 million for the third quarter of 2014. The increase was primarily due to an increase in NOI resulting from an additional 88 self storage properties acquired from July 1, 2014 to September 30, 2015, and reductions in interest expense and organizational and offering expenses, partially offset by increases in depreciation and amortization and general and administrative expenses.
A reconciliation of net income (loss) to FFO, Core FFO and NOI may be found in the supplemental financial information.

Total Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenue	$35,678	$20,863	$95,619	$50,239
Property operating expenses	12,000	7,710	32,668	18,665
Net Operating Income (NOI)	$23,678	$13,153	$62,951	$31,574

Average annualized rental revenue per occupied square foot	$10.75	$9.74	$10.60	$9.63

Total revenues were $35.7 million for the third quarter of 2015, an increase of 71.0% compared to total revenues of $20.9 million for the third quarter of 2014. Total revenue increases were driven by a 250 basis point increase in average occupancy for the third quarter of 2015 compared to the third quarter of 2014, combined with a 10.4% increase in average annualized rental revenue per occupied square foot compared to the third quarter of 2014 and continued, solid progress in acquisition activity.
Total portfolio NOI was $23.7 million for the third quarter of 2015, an increase of 80.0% compared to NOI of $13.2 million for the third quarter of 2014.

Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenue	$15,278	$13,886	$43,787	$40,428
Property operating expenses	5,273	5,078	15,330	14,961
Net Operating Income (NOI)	$10,005	$8,808	$28,457	$25,467
NOI Margin	65.5%	63.4%	65.0%	63.0%

Average Occupancy	90.4%	87.9%	88.0%	85.4%
Average annualized rental revenue per occupied square foot	$10.11	$9.42	$9.91	$9.42

Same store revenues were $15.3 million for the third quarter of 2015, an increase of 10.0% compared to $13.9 million for the third quarter of 2014. Revenue increases were driven by a 250 basis point increase in average occupancy for the third quarter of 2015 compared to the third quarter of 2014, combined with a 7.3% increase in average annualized rental revenue per occupied square foot compared to the prior year.
Same store NOI was $10.0 million for the third quarter of 2015, an increase of 13.6% compared to same store NOI of $8.8 million for the third quarter of 2014. The increase was driven by an average occupancy gain of 250 basis points and an average annualized rental revenue per occupied square foot increase of 7.3% for the third quarter of 2015 compared to the third quarter of 2014.

Investment Activity
NSA acquired 15 self storage properties in the third quarter of 2015 for an investment of approximately $106 million, composed of approximately 1.1 million rentable square feet configured in approximately 8,200 storage units.
Since October 1, 2015, the Company acquired 15 properties valued at approximately $68 million, composed of approximately 950,000 rentable square feet configured in approximately 7,400 storage units.

Debt and Credit Facility Activity
On August 13, 2015, the Company entered into an amendment with its lenders to expand the Company's unsecured credit facility to $550 million, comprised of a $350 million revolving line of credit and a $200 million term loan.
At September 30, 2015, NSA had $496 million of total debt outstanding including approximately $312 million outstanding debt under its credit facility.
Dividends
On September 2, 2015, NSA's Board of Trustees declared a quarterly dividend of $0.19 per common share which was paid on October 15, 2015 to holders of record at September 30, 2015.

2015 Guidance

Full Year 2015
Core FFO per share	$0.89 to $0.91

Subordinated Performance Unit Distributions ($ in millions)	$14.0 to $14.8

Same Store NOI Growth Compared to Prior Year	10% to 11%

G&A, including approximately $3.0 million of non-cash compensation ($ in millions)	$15.5 to $16.5

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 9, 2015.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Tuesday, November 10, 2015 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.

Conference Call and Webcast:
Date/Time: Tuesday, November 10, 2015, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13613621

A replay of the call will be available for one week through Tuesday, November 17, 2015. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.

Upcoming Industry Conference

NSA management is scheduled to attend NAREIT’s upcoming REITWorld 2015 Conference in Las Vegas, Nevada on November 17 - 19, 2015.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently owns and operates 276 self storage properties located in 16 states with approximately 15.7 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD LOOKING STATEMENTS

NSA makes forward-looking statements in this press release that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. When NSA uses the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," or similar expressions, the Company intends to identify forward-looking statements.
The forward-looking statements contained in this press release reflect NSA's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.
Statements regarding the following subjects, among others, may be forward-looking:
• market trends in the Company's industry, interest rates, the debt and lending markets or the general economy;
• the Company's business and investment strategy;
• the acquisition of properties, including the timing of acquisitions;
• the Company's relationships with, and its ability to attract additional, PROs;
• NSA's ability to effectively align the interests of its PROs with the Company and its shareholders;
• the integration of the Company's PROs and their contributed portfolios into the Company, including into its financial and operational reporting infrastructure and internal control framework;
• NSA's operating performance and projected operating results, including its ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;
• the Company's ability to access additional off-market acquisitions;
• actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;
• the state of the U.S. economy generally or in specific geographic regions, states or municipalities;
• economic trends and economic recoveries;
• NSA's ability to obtain and maintain financing arrangements on favorable terms;
• general volatility of the securities markets in which we participate;
• changes in the value of the Company's assets;
• projected capital expenditures;
• the impact of technology on NSA's products, operations, and business;
• the implementation of the Company's technology and best practices programs (including NSA's ability to effectively implement its integrated Internet marketing strategy);
• changes in interest rates and the degree to which the Company's hedging strategies may or may not protect NSA from interest rate volatility;
• impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
• the Company's ability to qualify, and maintain its qualification, as a REIT for U.S. federal income tax purposes;
• NSA's ability to successfully remediate the material weakness in its internal control over financial reporting;
• availability of qualified personnel;
• the timing of conversions of subordinated performance units into OP units and the conversion ratio in effect at such time;
• estimates relating to the Company's ability to make distributions to its shareholders in the future; and
• NSA's understanding of its competition.

The forward-looking statements are based on NSA's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to NSA. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Readers should carefully review NSA's financial statements and the notes thereto, as well as the section entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business and Properties" described in the Company's Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 24, 2015 (the "Prospectus"), and the other documents NSA files from time to time with the Securities and Exchange Commission. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in NSA's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect NSA. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations

Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE
Rental revenue	$34,600	$20,274	$92,650	$48,923
Other property-related revenue	1,078	589	2,969	1,316
Total revenue	35,678	20,863	95,619	50,239
OPERATING EXPENSES
Property operating expenses	12,000	7,710	32,668	18,665
General and administrative expenses	4,056	2,315	11,856	5,449
Depreciation and amortization	10,341	6,777	30,192	15,311
Total operating expenses	26,397	16,802	74,716	39,425
Income from operations	9,281	4,061	20,903	10,814
OTHER INCOME (EXPENSE)
Interest expense	(4,246)	(5,459)	(16,052)	(15,628)
Loss on early extinguishment of debt	—	—	(914)	(1,020)
Acquisition costs	(2,874)	(3,092)	(4,192)	(8,363)
Organizational and offering expenses	—	(539)	(58)	(1,216)
Non-operating (expense) income	(52)	3	(256)	—
Gain on sale of self storage properties	—	1	—	1,427
Other income (expense)	(7,172)	(9,086)	(21,472)	(24,800)
Net income (loss)	2,109	(5,025)	(569)	(13,986)
Net loss attributable to noncontrolling interests	2,263	5,025	8,405	13,986
Net income (loss) attributable to National Storage Affiliates Trust	$4,372	$—	$7,836	$—

Earnings (loss) per share - basic	$0.19	$—	$0.61	$—
Earnings (loss) per share - diluted	$0.03	$—	$0.06	$—

Weighted average shares outstanding - basic	23,000	1	12,924	1
Weighted average shares outstanding - diluted	63,456	1	38,758	1

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Real estate
Self storage properties	$1,077,801	$838,941
Less accumulated depreciation	(59,881)	(39,614)
Self storage properties, net	1,017,920	799,327
Cash and cash equivalents	6,786	9,009
Restricted cash	3,794	2,120
Debt issuance costs, net	5,203	6,346
Other assets, net	10,989	15,944
Total assets	$1,044,692	$832,746
LIABILITIES AND EQUITY
Liabilities
Debt financing	$495,981	$597,691
Accounts payable and accrued liabilities	16,617	10,012
Distributions payable	12,975	6,763
Deferred revenue	5,313	4,176
Total liabilities	530,886	618,642
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 and 1,000 shares authorized, 23,017,210 and 1,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	230	—
Additional paid-in capital	234,818	—
Retained earnings	10	—
Accumulated other comprehensive loss	—	—
Total shareholders' equity	235,058	—
Noncontrolling interests	278,748	214,104
Total equity	513,806	214,104
Total liabilities and equity	$1,044,692	$832,746

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$2,109	$(5,025)	$(569)	$(13,986)
Add (subtract):
Real estate depreciation and amortization	10,248	6,777	29,943	15,311
Gain on sale of self storage properties	—	(1)	—	(1,427)
FFO attributable to subordinated performance unitholders (1)	(3,898)	(2,197)	(10,317)	(4,249)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	8,459	(446)	19,057	(4,351)
Add:
Acquisition costs	2,874	3,092	4,192	8,363
Organizational and offering expenses	—	539	58	1,216
Loss on early extinguishment of debt	—	—	914	1,020
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$11,333	$3,185	$24,221	$6,248

Weighted average shares and units outstanding - FFO and Core FFO: (2)
Weighted average shares outstanding - basic	23,000	1	12,924	1
Weighted average restricted common shares outstanding	17	—	6	—
Weighted average OP units outstanding (3)	21,109	14,874	20,181	11,917
Weighted average DownREIT OP unit equivalents outstanding	1,432	177	1,411	60
Weighted average LTIP units outstanding (4)	2,243	—	1,273	—
Total weighted average shares and units outstanding - FFO and Core FFO	47,801	15,052	35,795	11,978

FFO per share and unit	$0.18	$(0.03)	$0.53	$(0.36)
Core FFO per share and unit	$0.24	$0.21	$0.68	$0.52

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented. For the three months ended September 30, 2014, these distributions were declared and paid to unitholders of record as of September 30, 2014 during the period subsequent to September 30, 2014, and therefore the amounts are not reflected in the historical financial statements for the periods presented.

(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). Subordinated performance units and DownREIT subordinated units have been excluded from the calculations of FFO and Core FFO per share and unit as their effect is anti-dilutive.

(3) Amount for the nine months ended September 30, 2014 includes 2,060,711 OP units outstanding for the entire period which were issued in connection with the contribution of 65 self storage properties on April 1, 2014 by SecurCare Portfolio Holdings, LLC and SecurCare Value Properties, Ltd. (collectively, "NSA Predecessor"), entities whose principal owner is the Company's chief executive officer. For financial reporting purposes, NSA Predecessor contributions are reported as a reorganization of entities under common control whereby the contributed self storage properties are included in the Company's results of operations for the entirety of the nine months ended September 30, 2014 and have been recorded in the Company's financial statements at NSA Predecessor's depreciated historical cost basis.

(4) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$2,109	$(5,025)	$(569)	$(13,986)
Add:
General and administrative expenses	4,056	2,315	11,856	5,449
Depreciation and amortization	10,341	6,777	30,192	15,311
Interest expense	4,246	5,459	16,052	15,628
Loss on early extinguishment of debt	—	—	914	1,020
Acquisition costs	2,874	3,092	4,192	8,363
Organizational and offering expenses	—	539	58	1,216
Gain on sale of self storage properties	—	(1)	—	(1,427)
Non-operating expense (income)	52	(3)	256	—
Net Operating Income	$23,678	$13,153	$62,951	$31,574

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$2,109	$(5,025)	$(569)	$(13,986)
Add:
Depreciation and amortization	10,341	6,777	30,192	15,311
Interest expense	4,246	5,459	16,052	15,628
Loss on early extinguishment of debt	—	—	914	1,020
EBITDA	16,696	7,211	46,589	17,973
Add:
Acquisition costs	2,874	3,092	4,192	8,363
Organizational and offering expenses	—	539	58	1,216
Gain on sale of self storage properties	—	(1)	—	(1,427)
Equity-based compensation expense (1)	654	316	2,375	1,000
Adjusted EBITDA	$20,224	$11,157	$53,214	$27,125

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2015
(unaudited)

	Stores	Units	Rentable Square Feet	% of Rentable Square Feet	Occupancy at Period End
Same Store
Texas	31	9,389	1,220,423	8.3%	88.9%
Oklahoma	25	11,832	1,577,107	10.7%	89.0%
Oregon	26	9,572	1,199,668	8.1%	95.2%
North Carolina	15	6,579	767,799	5.2%	81.8%
Georgia	14	4,470	561,056	3.8%	93.8%
Colorado	8	3,740	453,166	3.1%	94.3%
Washington	5	1,580	207,149	1.4%	94.3%
Other (1)	11	4,366	536,624	3.5%	83.1%
Same Store Total/Weighted Average	135	51,528	6,522,992	44.1%	89.7%

2014 Acquisitions	83	42,164	5,468,353	37.0%	90.1%
2015 Acquisitions and other (2)	43	21,264	2,790,801	18.9%	87.9%
Non-Same Store Total/Weighted Average	126	63,428	8,259,154	55.9%	89.3%

Total/Weighted Average	261	114,956	14,782,146	100.0%	89.5%

(1) Other states in our same store portfolio include Arizona, California, Mississippi, New Hampshire, Nevada, and South Carolina.
(2) NSA acquired 42 self storage properties during the nine months ended September 30, 2015 for an investment of $242.7 million, including fair value of debt adjustments for assumed mortgages of approximately $2.2 million. Additionally, one property, which was formerly included in our same store portfolio, is now in our non-same store portfolio following the completion of a storage space expansion during the three months ended September 30, 2015.

Supplemental Schedule 4

Debt and Equity Capitalization
As of September 30, 2015
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate (1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	1.79%	1.50	$111,975
Term loan	2.75%	2.50	200,000
Fixed rate mortgages payable	3.93%	6.12	184,006
Total/Weighted Average	2.97%	3.62	$495,981

Debt Maturities

	Average Effective Interest Rate on Maturing Debt (1)	Maturities as a Percent of Total Debt	Maturities
Remainder of 2015	—	—	$—

2016 1Q	—	—	—
2016 2Q	2.23%	0.8%	3,923
2016 3Q	—	—	—
2016 4Q	2.45%	1.4%	7,181
Total 2016	2.37%	2.2%	11,104

2017	1.88%	25.3%	125,722
2018	2.75%	41.7%	206,685
2019	—	—	—
2020	3.71%	8.8%	43,639
2021	5.00%	0.9%	4,256
2022	—	—	—
2023	4.44%	16.8%	83,472
2024	4.21%	4.3%	21,103
Total/Weighted Average	2.97%	100.0%	$495,981

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.0x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	2.9x
Total Leverage Ratio		< 60.0%	38.9%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.20% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of September 30, 2015
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	23,000,000	23,000,000
Restricted shares	17,210	17,210
Total shares outstanding	23,017,210	23,017,210
Operating partnership units	21,470,876	21,470,876
DownREIT operating partnership unit equivalents	1,442,466	1,442,466
Total operating partnership units	22,913,342	22,913,342
Long term incentive plan units (3)	2,261,861	2,261,861
Subordinated performance units (4)	9,302,989	11,628,736
DownREIT subordinated performance unit equivalents (4)	4,352,488	5,440,610
Total subordinated partnership units	13,655,477	17,069,346
Total shares and units outstanding	61,847,890	65,261,759

(3) Balances exclude 522,900 long term incentive plan units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.25 OP units based on historical financial information for the trailing six months ended September 30, 2015. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. We anticipate that as our CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Occupancy By State
(unaudited)

SAME STORE PORTFOLIO
			Rentable Square Feet	Occupancy at Period End September 30,			Average Occupancy for the Three Months Ended September 30,			Average Occupancy for the Nine Months Ended September 30,
State	Stores	Units		2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	9,389	1,220,423	88.9%	86.2%	2.7%	90.3%	88.0%	2.3%	88.0%	85.7%	2.3%
Oklahoma	25	11,832	1,577,107	89.0%	86.7%	2.3%	89.4%	87.5%	1.9%	88.0%	85.3%	2.7%
Oregon	26	9,572	1,199,668	95.2%	92.9%	2.3%	96.3%	94.2%	2.1%	93.5%	91.0%	2.5%
North Carolina	15	6,579	767,799	81.8%	82.0%	(0.2)%	82.8%	83.4%	(0.6)%	80.6%	81.6%	(1.0)%
Georgia	14	4,470	561,056	93.8%	86.0%	7.8%	93.3%	85.3%	8.0%	89.9%	81.4%	8.5%
Colorado	8	3,740	453,166	94.3%	91.3%	3.0%	96.2%	94.0%	2.2%	91.9%	90.6%	1.3%
Washington	5	1,580	207,149	94.3%	91.4%	2.9%	94.3%	90.7%	3.6%	92.7%	86.8%	5.9%
Other	11	4,366	536,624	83.1%	76.5%	6.6%	81.6%	77.8%	3.8%	79.3%	77.4%	1.9%
Total/Weighted Average	135	51,528	6,522,992	89.7%	86.7%	3.0%	90.4%	87.9%	2.5%	88.0%	85.4%	2.6%

TOTAL PORTFOLIO
	Stores at Period End September 30,		Units at Period End September 30,		Rentable Square Feet at Period End September 30,		Occupancy at Period End September 30,
State	2015	2014	2015	2014	2015	2014	2015	2014	Growth
Texas	47	44	18,186	17,162	2,574,515	2,425,246	87.3%	83.0%	4.3%
Oklahoma	26	26	12,310	12,191	1,649,137	1,630,477	87.9%	86.8%	1.1%
Oregon	51	46	20,222	18,079	2,525,445	2,277,690	94.5%	91.7%	2.8%
North Carolina	28	17	12,559	7,393	1,558,948	882,143	86.7%	83.8%	2.9%
Georgia	18	16	5,919	5,290	772,649	678,351	94.6%	85.3%	9.3%
Colorado	8	8	3,740	3,740	453,166	453,166	94.3%	91.3%	3.0%
Washington	14	12	4,825	4,184	611,150	533,976	92.9%	90.2%	2.7%
California	36	18	21,772	9,958	2,749,850	1,263,847	89.2%	85.2%	4.0%
Arizona	13	7	7,316	4,137	835,867	525,471	83.1%	81.1%	2.0%
Other (1)	20	10	8,107	3,997	1,051,419	511,341	87.8%	80.4%	7.4%
Total/Weighted Average	261	204	114,956	86,131	14,782,146	11,181,708	89.5%	86.3%	3.2%

(1) Other states in our total portfolio as of September 30, 2015 include Florida, Kentucky, Louisiana, Mississippi, New Hampshire, Nevada, and South Carolina.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2015 compared to Three Months Ended September 30, 2014

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Total Revenue for the Three Months Ended September 30,			Operating Expenses for the Three Months Ended September 30,			Net Operating Income for the Three Months Ended September 30,			Net Operating Income Margin for the Three Months Ended September 30,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,220,423	$10.23	$2,922	$2,710	7.8%	$1,216	$1,181	3.0%	$1,706	$1,529	11.6%	58.4%	56.4%	2.0%
Oklahoma	25	1,577,107	8.45	3,042	2,772	9.7%	1,037	923	12.4%	2,005	1,849	8.4%	65.9%	66.7%	(0.8)%
Oregon	26	1,199,668	11.95	3,498	3,126	11.9%	981	1,004	(2.3)%	2,517	2,122	18.6%	72.0%	67.9%	4.1%
North Carolina	15	767,799	10.12	1,665	1,637	1.7%	578	573	0.9%	1,087	1,064	2.2%	65.3%	65.0%	0.3%
Georgia	14	561,056	8.28	1,121	912	22.9%	471	474	(0.6)%	650	438	48.4%	58.0%	48.0%	10.0%
Colorado	8	453,166	11.48	1,280	1,155	10.8%	367	317	15.8%	913	838	8.9%	71.3%	72.6%	(1.3)%
Washington	5	207,149	11.92	592	528	12.1%	170	169	0.6%	422	359	17.5%	71.3%	68.0%	3.3%
Other	11	536,624	10.30	1,158	1,046	10.7%	453	437	3.7%	705	609	15.8%	60.9%	58.2%	2.7%
Total/Weighted Average	135	6,522,992	$10.11	$15,278	$13,886	10.0%	$5,273	$5,078	3.8%	$10,005	$8,808	13.6%	65.5%	63.4%	2.1%

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2015 compared to Nine Months Ended September 30, 2014

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Total Revenue for the Nine Months Ended September 30,			Operating Expenses for the Nine Months Ended September 30,			Net Operating Income for the Nine Months Ended September 30,			Net Operating Income Margin for the Nine Months Ended September 30,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,220,423	$10.00	$8,410	$7,860	7.0%	$3,461	$3,426	1.0%	$4,949	$4,434	11.6%	58.8%	56.4%	2.4%
Oklahoma	25	1,577,107	8.36	8,883	8,258	7.6%	3,001	2,768	8.4%	5,882	5,490	7.1%	66.2%	66.5%	(0.3)%
Oregon	26	1,199,668	11.51	9,795	8,830	10.9%	2,874	2,910	(1.2)%	6,921	5,920	16.9%	70.7%	67.0%	3.7%
North Carolina	15	767,799	10.12	4,853	4,844	0.2%	1,665	1,665	—%	3,188	3,179	0.3%	65.7%	65.6%	0.1%
Georgia	14	561,056	8.19	3,194	2,721	17.4%	1,419	1,434	(1.0)%	1,775	1,287	37.9%	55.6%	47.3%	8.3%
Colorado	8	453,166	11.34	3,624	3,344	8.4%	1,094	1,026	6.6%	2,530	2,318	9.1%	69.8%	69.3%	0.5%
Washington	5	207,149	11.57	1,697	1,490	13.9%	485	488	(0.6)%	1,212	1,002	21.0%	71.4%	67.2%	4.2%
Other	11	536,624	10.13	3,331	3,081	8.1%	1,331	1,244	7.0%	2,000	1,837	8.9%	60.0%	59.6%	0.4%
Total/Weighted Average	135	6,522,992	$9.91	$43,787	$40,428	8.3%	$15,330	$14,961	2.5%	$28,457	$25,467	11.7%	65.0%	63.0%	2.0%

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Rental revenue
Same store portfolio	$14,906	$13,505	$42,687	$39,382
Non-Same store portfolio	19,694	6,769	49,963	9,541
Total rental revenue on our statements of operations	34,600	20,274	92,650	48,923

Other property-related revenue
Same store portfolio	372	381	1,100	1,046
Non-Same store portfolio	706	208	1,869	270
Total other property-related revenue on our statements of operations	1,078	589	2,969	1,316

Property operating expenses
Same store portfolio	5,273	5,078	15,330	14,961
Non-Same store portfolio	6,727	2,632	17,338	3,704
Total property operating expenses on our statements of operations	12,000	7,710	32,668	18,665

Net operating income for:
Same Store Properties	10,005	8,808	28,457	25,467
Non-Same Store Properties	13,673	4,345	34,494	6,107
Net operating income	23,678	13,153	62,951	31,574

General and administrative expenses	4,056	2,315	11,856	5,449
Depreciation and amortization	10,341	6,777	30,192	15,311
Income from operations on our statements of operations	$9,281	$4,061	$20,903	$10,814

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Average Annualized Rental Revenue Per Occupied Square Foot

Same Store	$10.11	$9.42	$9.91	$9.42
Total Portfolio	$10.75	$9.74	$10.60	$9.63

Total Portfolio Capital Expenditures

Recurring capital expenditures	$570	$654	$1,649	$1,016
Revenue enhancing capital expenditures	10	—	703	—
Acquisitions capital expenditures	402	297	544	1,967
Total Portfolio Capital Expenditures	$982	$951	$2,896	$2,983

Total portfolio square feet	14,782	11,182	14,782	11,182
Recurring Capital Expenditures Per Square Foot	$0.04	$0.06	$0.11	$0.09

Property Operating Expenses Detail

Store payroll and related costs	$3,493	$2,385	$9,569	$5,699
Property tax expense	2,497	1,648	7,059	3,973
Other property operating expenses	6,010	3,677	16,040	8,993
Property operating expenses on our statements of operations	$12,000	$7,710	$32,668	$18,665

General and Administrative Expenses Detail

Supervisory and administrative expenses	$2,022	$1,196	$5,414	$2,926
Equity-based compensation expense	654	316	2,375	1,000
Other general and administrative expenses	1,380	803	4,067	1,523
General and administrative expenses on our statements of operations	$4,056	$2,315	$11,856	$5,449

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ANNUALIZED RENTAL REVENUE: Annualized rental revenue is annualized total revenue per our statements of operations (which includes fees and is net of any discounts).
AVERAGE ANNUALIZED CONTRACTUAL RENT PER OCCUPIED SQUARE FOOT: Contractual rent per occupied square foot represents annualized contractual rents per occupied square foot without reductions for promotional discounts and excluding late charges and administrative fees.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue, value, or useful life of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as a key performance indicator in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

LTIP UNITS: Long-term incentive plan units.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $6.2 million of fair value of debt adjustments) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expense, depreciation and amortization, interest expense, loss on early extinguishment of debt, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-Same Store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of September 30, 2015, our Company had six PROs, SecurCare Self Storage, an affiliate of NSA's Predecessor, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, and Storage Solutions.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: Same Store portfolio comprises only those properties owned and operated for the entirety of the applicable periods presented. Our 2015 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2014, excluding the property the Company sold in 2014 and a property where the Company completed a storage space expansion during the three months ended September 30, 2015.